UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-32329 (Commission File Number)	51-0411678 (I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas (Address of Principal Executive Offices)	77019 (Zip Code)
Registrant’s Telephone Number, including Area Code: (713) 621-9547
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On November 18, 2008, the Board of Directors of Copano Energy, L.L.C. (“Copano”) approved an amendment to Copano’s Long-Term Incentive Plan (“LTIP”) to provide for the LTIP’s exemption from or compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
          Also on November 18, 2008, the Compensation Committee (the “Committee”) of Copano’s Board approved amendments to employment agreements between Copano and R. Bruce Northcutt, President and Chief Operating Officer of Copano, and John A. Raber, Executive Vice President of Copano and President and Chief Operating Officer of Copano’s Rocky Mountains segment, to provide for each agreement’s exemption from or compliance with Section 409A.
          In addition, the Committee approved a new form of restricted unit award agreement for awards to its independent directors to provide for the awards' exemption from or compliance with 409A. The amendment eliminates terms providing that a grantee’s restricted units vest in full upon the grantee’s retirement.
          Copies of the LTIP amendment, the amendments to employment agreements and the new form of restricted unit award agreement are filed with this report as Exhibits 99.1, 99.2, 99.3 and 99.4.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits.
99.1	Third Amendment to the Copano Energy, L.L.C. Long-Term Incentive Plan

99.2	Third Amendment to Employment Agreement with R. Bruce Northcutt

99.3	First Amendment to Employment Agreement with John A. Raber

99.4	Form of Agreement for Grant of Restricted Units (Director Grant—2008 Revised Form)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: November 24, 2008	By:	/s/ Douglas L. Lawing Douglas L. Lawing
Senior Vice President, General Counsel and Secretary

Exhibit Index
99.1	Third Amendment to the Copano Energy, L.L.C. Long-Term Incentive Plan

99.2	Third Amendment to Employment Agreement with R. Bruce Northcutt

99.3	First Amendment to Employment Agreement with John A. Raber

99.4	Form of Agreement for Grant of Restricted Units (Director Grant—2008 Revised Form)